EXHIBIT 10.61

                               AMENDMENT NO. 1 to
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 ("Amendment") dated as of March 28, 2001, entered into by and among Talk.com Inc., a Delaware corporation (the "Company"), and George Vinall ("Employee").

                              W I T N E S S E T H :

         WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of December 16, 1998 (the "Agreement") pursuant to which the Company employs Employee as its Senior Vice President, Business Development; and

         WHEREAS, the Company and Employee desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

"2. TERM OF AGREEMENT. The term of Employee's employment hereunder shall commence on December 28, 1998 (the date when Employee commences employment hereunder, the "Commencement Date") and shall continue in effect for a period of six years thereafter, except as hereinafter provided (the "Term")."

2. Section 4.1 of the Agreement is hereby amended in its entirety to read as follows:

"4.1 BASE SALARY. During the Term, Company shall pay to Employee a base salary ("Base Salary") at the rate of two hundred fifty thousand dollars ($250,000) per year, which Base Salary shall be paid to Employee in accordance with the Company's usual and customary payroll practices."

3. The Agreement is hereby amended to add the following after Section 4.6:

         4.7      TERMINATION AFTER CHANGE IN CONTROL.

                  4.7.1 If a Change of Control shall occur during the Term of this Agreement, the term of Employee's employment hereunder shall continue in effect until the later of the first anniversary of the date of the Change in Control and the date that the Term would otherwise have terminated without regard to the extension in this sentence, except for earlier termination as provided in Section 6 of this Agreement. The rights and



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obligations  of Employee  and  Company  under this  Agreement  upon or after any termination of the Term shall survive any such termination.

                  4.7.2 Notwithstanding the provisions of Section 6 hereof, if a Change in Control has occurred and Employee's employment hereunder is terminated within one year of such Change in Control: (i) by Employee for Good Reason or (ii) by Company without Cause, then Company shall (a) pay to Employee the Base Salary and Benefits through the date of termination plus all amounts due to Employee pursuant to any Due Bonus; (b) pay to Employee, as severance pay, a lump sum amount equal to the sum of (x) twenty-four months' Base Salary plus (y) an amount equal to the average annual incentive bonus earned by Employee from Company during the last four (4) completed fiscal years of Company preceding the date of Change in Control, or if Employee was not an officer during any or all of such prior four (4) fiscal years, the average of the incentives received during the fiscal years when Employee was such an officer;
(c) for a period of two years after the date of termination, arrange to provide Employee with life, disability, sickness and accident, health, vision and dental insurance benefits substantially similar to those that Employee was entitled prior to the Change in Control, as well as with the other fringe benefits and perquisites to which Employee was entitled pursuant to Section 4.3; and (d) reimburse Employee for expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section
4.4 hereof."

4.  The first sentence of Section 6 is hereby amended to read as follows:

"Except as provided in Section 4.7, in the event that Employee's employment hereunder terminates prior to the end of the Term, Company shall make payments to Employee as set forth below:"

         IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first written above.



TALK.COM INC.                               EMPLOYEE


By:  /s/                                     /s/
    --------------------------------        ---------------------------------
     Name:  Aloysius T. Lawn IV              George Vinall
     Title: EVP - General Counsel
              and Secretary



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